The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated November 7, 2025

PRICING SUPPLEMENT dated November , 2025

(To the Prospectus and Prospectus Supplement, each dated April 13, 2023, Product Supplement no. WF-1-I dated April 13, 2023, Underlying Supplement no. 1-I dated April 13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Market Linked Securities — Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

■  Linked to the lowest performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund (each referred to as a “Fund”)

■  Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the principal amount of the securities, depending on the performance of the lowest performing Fund. The lowest performing Fund is the Fund that has the lowest fund return (i.e., the lowest percentage change from its starting price to its ending price). The maturity payment amount will reflect the following terms:

■  If the price of the lowest performing Fund increases, you will receive the principal amount plus a positive return equal to at least 156.20% (to be provided in the pricing supplement) of the percentage increase in the price of that Fund from its starting price.

■  If the price of the lowest performing Fund decreases but the decrease is not more than the buffer amount of 15%, you will receive the principal amount plus a positive return equal to the absolute value of the percentage decline in the price of that Fund from its starting price to its ending price, which will be effectively capped at a positive return of 15%.

■  If the price of the lowest performing Fund decreases by more than the buffer amount, you will receive less than the principal amount and will have 1-to-1 downside exposure to the decrease in the price of that Fund in excess of the buffer amount.

■  Investors may lose up to 85% of the principal amount.

■  Your return on the securities will depend solely on the performance of the lowest performing Fund. You will not benefit in any way from the performance of the better performing Funds. Therefore, you will be adversely affected if any Fund declines by more than the buffer amount from its starting price, even if the other Funds perform better.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No periodic interest payments or dividends

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of up to $2.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

If the securities priced today, the estimated value of the securities would be approximately $958.90 per security. The estimated value of the securities, when the terms of the securities are set, will be provided in the pricing supplement and will not be less than $920.00 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Funds:	Technology Select Sector SPDR® Fund (Bloomberg ticker: XLK), Energy Select Sector SPDR® Fund (Bloomberg ticker: XLE), Health Care Select Sector SPDR® Fund (Bloomberg ticker: XLV) and Consumer Staples Select Sector SPDR® Fund (Bloomberg ticker: XLP) (each referred to as a “Fund,” and collectively as the “Funds”)
Pricing Date[1]:	November 21, 2025
Issue Date[1]:	November 26, 2025
Calculation Day[1,2]:	November 30, 2026
Stated Maturity Date[1,2]:	December 3, 2026
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•         if the ending price of the lowest performing Fund is greater than its starting price:

$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate);

•         if the ending price of the lowest performing Fund is less than or equal to its starting price, but greater than or equal to its threshold price:

$1,000 + ($1,000 × absolute value return of the lowest performing Fund); or

•         if the ending price of the lowest performing Fund is less than its threshold price:

$1,000 + [$1,000 × (fund return of the lowest performing Fund + buffer amount)]

If the ending price of the lowest performing Fund is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of that Fund in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

Lowest Performing Fund:	The “lowest performing Fund” will be the Fund with the lowest fund return.
Upside Participation Rate:	The “upside participation rate” will be provided in the pricing supplement and will be at least 156.20%.
Fund Return:	The “fund return” with respect to a Fund is the percentage change from its starting price to its ending price, calculated as follows: ending price – starting price starting price
Absolute Value Return:	With respect to each Fund, the “absolute value return” is the absolute value of its fund return. For example, a -5.00% fund return will result in a +5.00% absolute value return.
Buffer Amount:	15%

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Threshold Price:

With respect to the Technology Select Sector SPDR® Fund:           , which is equal to 85% of its starting price

With respect to the Energy Select Sector SPDR® Fund:           , which is equal to 85% of its starting price

With respect to the Health Care Select Sector SPDR® Fund:            , which is equal to 85% of its starting price

With respect to the Consumer Staples Select Sector SPDR® Fund:           , which is equal to 85% of its starting price

Starting Price:

With respect to the Technology Select Sector SPDR® Fund:           , its fund closing price on the pricing date

With respect to the Energy Select Sector SPDR® Fund:            , its fund closing price on the pricing date

With respect to the Health Care Select Sector SPDR® Fund:           , its fund closing price on the pricing date

With respect to the Consumer Staples Select Sector SPDR® Fund:            , its fund closing price on the pricing date

Ending Price:	The “ending price” of a Fund will be its fund closing price on the calculation day.
Fund Closing Price:	With respect to each Fund, “fund closing price” has the meaning set forth under “The Underlyings — Funds — Certain Definitions” in the accompanying product supplement. The fund closing price of each Fund is subject to adjustment through the applicable adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136LJM2
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of up to $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Expected. In the event that we make any change to the expected pricing date or issue date, the calculation day and/or the stated maturity date may be changed so that the stated term of the securities remains the same.

2 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Additional Information about the Issuer, the Guarantor and the Securities

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case we may reject your offer to purchase.

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities will be lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Technology Select Sector SPDR® Fund,” “The Energy Select Sector SPDR® Fund,” “The Health Care Select Sector SPDR® Fund” and “The Consumer Staples Select Sector SPDR® Fund” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You understand that (i) the absolute value return feature applies only if the lowest performing Fund decreases from its starting price but not by more than the buffer amount, (ii) any positive return in the event that its ending price is less than its starting price is limited to 15% and (iii) any decline in its ending price from its starting price by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
▪	You anticipate that the ending price of the lowest performing Fund will be greater than its starting price, and you are willing and able to accept the risk that, if the ending price of the lowest performing Fund is less than its starting price by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You understand that the return on the securities will depend solely on the performance of the lowest performing Fund and that you will not benefit in any way from the performance of the better performing Funds.
▪	You understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of the Funds.
▪	You understand and are willing to accept the full downside risks of all of the Funds.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Funds or the securities held by the Funds, nor will you have any voting rights or other rights with respect to the Funds or the securities held by the Funds.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.
▪	You seek an investment that provides for the full repayment of principal at maturity.
▪	You are unwilling or unable to accept that (i) the absolute value return feature applies only if the lowest performing Fund decreases from its starting price but not by more than the buffer amount, (ii) any positive return in the event that its ending price is less than its starting price is limited to 15% and (iii) any decline in its ending price from its starting price by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
▪	You anticipate that the ending price of the lowest performing Fund will be less than its starting price, or you are unwilling or unable to accept the risk that, if the ending price of the lowest performing Fund is less than its starting price by more than the buffer amount, you will lose up to 85% of the principal amount of your securities at maturity.
▪	You seek exposure to a basket composed of all of the Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund.
▪	You are unwilling to accept the risk of exposure to each of the Funds.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the lowest performing Fund, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Funds or the securities held by the Funds, or voting rights or other rights with respect to the Funds or the securities held by the Funds.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Funds, please see the sections titled “The Technology Select Sector SPDR® Fund,” “The Energy Select Sector SPDR® Fund,” “The Health Care Select Sector SPDR® Fund” and “The Consumer Staples Select Sector SPDR® Fund” below.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Determining the Maturity Payment Amount

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund. The lowest performing Fund is the Fund that has the lowest fund return, calculated for each Fund as the percentage change from its starting price to its ending price.

Step 2: Calculate the maturity payment amount based on the fund return of the lowest performing Fund, as follows:

Is the ending price of the lowest performing Fund greater than its starting price?
Yes
You will receive per security:
$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate)
No
Is the ending price of the lowest performing Fund greater than or equal to its threshold price?
Yes
You will receive per security:
$1,000+ ($1,000 × absolute value return of the lowest performing Fund)
No
You will receive per security:
$1,000 + [$1,000 × (fund return of the lowest performing Fund + buffer amount)]
In this case, you will lose up to 85% of the principal amount of your securities at maturity.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in any or all of the Funds or their components. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Ending Price of the Lowest Performing Fund Is Less Than Its Threshold Price, You Will Lose Up to 85% of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. The return on the securities at maturity is linked to the performance of the lowest performing Fund and will depend on whether, and the extent to which, that Fund has appreciated or depreciated. If the ending price of the lowest performing Fund is less than its threshold price, you will lose 1% of the principal amount of the securities for every 1% that its ending price is less than its threshold price (expressed as a percentage of its starting price). Accordingly, under these circumstances, you will lose up to 85% of your principal amount at maturity.
•	Your Potential for a Positive Return from Depreciation of the Lowest Performing Fund Is Limited — The absolute value return feature applies only if the ending price of the lowest performing Fund is less than its starting price but greater than or equal to its threshold price, which is equal to 85% of its starting price. Therefore, any potential return on the securities in the event that the ending price of the lowest performing Fund is less than its starting price is limited to 15%. Any decline in the ending price of the lowest performing Fund from its starting price by more than the buffer amount will result in a loss, rather than a positive return, on the securities.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	You Are Exposed to the Risk of Decline in the Price of Each Fund — Payments on the securities are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the securities may negatively affect your maturity payment amount and will not be offset or mitigated by positive performance by the other Funds. Your maturity payment amount will be determined by the lowest performing Fund.
•	Your Maturity Payment Amount Will Be Determined by the Lowest Performing Fund — Because the maturity payment amount will be determined based on the performance of the lowest performing Fund, you will not benefit from the performance of the other Funds. Accordingly, if the ending price of any Fund is less than its threshold price, you will lose some or a significant portion of your principal amount at maturity, even if the ending price of each of the other Funds is greater than or equal to its starting price.
•	You Will Be Subject to Risks Resulting from the Relationship Among the Funds — It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

performing Funds is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities.

•	No Interest or Dividend Payments or Voting or Other Rights — As a holder of the securities, you will not receive interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Funds or the securities held by the Funds would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.
•	The Final Terms and Estimated Valuation of the Securities Will Be Provided in the Pricing Supplement — You should consider your potential investment in the securities based on the minimums for the estimated value of the securities and the upside participation rate.
•	The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Will Be Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities will exceed the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of the Funds, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Funds;
•	the time to maturity of the securities;
•	the dividend rates on the Funds and the equity securities held by the Funds;
•	the actual and expected positive or negative correlation among the Funds, or the actual or expected absence of any such correlation;
•	the occurrence of certain events affecting a Fund that may or may not require an adjustment to the adjustment factor of that Fund;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Risks Relating to the Funds

•	There Are Risks Associated with the Funds — Although shares of the Funds are listed for trading on a securities exchange and a number of similar products have been trading on a securities exchange for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market. The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the securities.
•	The Performance and Market Value of Each Fund, Particularly During Periods of Market Volatility, May Not Correlate with the Performance of that Fund’s Fund Underlying Index As Well As the Net Asset Value Per Share — Each Fund does not fully replicate its fund underlying index and may hold securities different from those included in its fund underlying index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its fund underlying index. All of these factors may lead to a lack of correlation between the performance of each Fund and its fund underlying index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its fund underlying index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.

During periods of market volatility, securities held by each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its fund underlying index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities.

•	The Securities Are Subject to Risks Associated with the Technology Sector with Respect to the Technology Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities held by the Technology Select Sector SPDR® Fund and the price of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Securities Are Subject to Risks Associated with the Energy Sector with Respect to the Energy Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Energy Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims. These factors could affect the energy sector and could affect the value of the equity securities held by the Energy Select Sector SPDR® Fund and the price of the Energy Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

•	The Securities Are Subject to Risks Associated with the Health Care Sector with Respect to the Health Care Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Health Care Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the health care sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the equity securities held by the Health Care Select Sector SPDR® Fund and the price of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Securities Are Subject to Risks Associated with the Consumer Staples Sector with Respect to the Consumer Staples Select Sector SPDR® Fund — All or substantially all of the equity securities held by the Consumer Staples Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact these companies’ performance. For instance, government regulations may affect the permissibility of using various food additives and production methods of companies that make food products, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending. These factors could affect the consumer staples sector and could affect the value of the equity securities held by the Consumer Staples Select Sector SPDR® Fund and the price of the Consumer Staples Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will, in its sole discretion, adjust the adjustment factor, which will be set initially at 1.0, of a Fund for certain events affecting that Fund, such as stock splits. However, the calculation agent is not required to make an adjustment for every event that can affect a Fund. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. You should also be aware that the calculation agent may make adjustments in response to events that are not described in the accompanying product supplement to account for any dilutive or concentrative effect, but the calculation agent is under no obligation to do so.
•	The Maturity Payment Amount Will Depend upon the Performance of Each Fund and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	You Will Have No Ownership Rights in the Funds or Any of the Securities Held by the Funds. Investing in the securities is not equivalent to investing directly in any or all of the Funds or any of the securities held by the Funds or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the securities, you will not have any ownership interests or rights in any of the foregoing.
•	Historical Prices of a Fund Should Not Be Taken as an Indication of the Future Performance of that Fund During the Term of the Securities.
•	The Policies of the Investment Adviser for a Fund, and the Sponsor of Its Fund Underlying Index, Could Affect the Value of, and Any Amount Payable on, the Securities.
•	We Cannot Control Actions by Any of the Unaffiliated Companies Whose Securities Are Held by a Fund.
•	We and Our Affiliates Have No Affiliation with the Sponsor of Each Fund and Have Not Independently Verified Its Public Disclosure of Information.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Hypothetical Examples and Returns

The payout profile and return table below illustrate the maturity payment amount for a security on a hypothetical offering of securities based on a range of hypothetical fund returns of the lowest performing Fund, with the assumptions set forth in the table below. The examples below illustrate the maturity payment amount for a security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the examples below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price of any Fund.

The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and may not represent a likely actual starting price for any Fund. The actual starting price for each Fund will be the fund closing price of that Fund on the pricing date and will be specified in the pricing supplement. For historical data regarding the actual closing prices of the Funds, please see the historical information set forth under “The Technology Select Sector SPDR® Fund,” “The Energy Select Sector SPDR® Fund,” “The Health Care Select Sector SPDR® Fund” and “The Consumer Staples Select Sector SPDR® Fund” in this pricing supplement.

The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The payout profile, return table and examples below do not take into account any tax consequences from investing in the securities. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Upside Participation Rate:	156.20% (the minimum upside participation rate)
Hypothetical Starting Price:	For each Fund, $100.00
Hypothetical Threshold Price:	For each Fund, $85.00 (85% of its hypothetical starting price)
Buffer Amount:	15%

Hypothetical Payout Profile

156.20% of fund return of the lowest performing Fund
100% of the absolute value return of the lowest performing Fund for decrease of not more than 15%
-15%
100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Fund Return of the Lowest Performing Fund at Maturity
Hypothetical Security Return
Hypothetical Fund Return of the Lowest Performing Fund

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Hypothetical Returns

Hypothetical ending price of the lowest performing Fund	Hypothetical fund return of the lowest performing Fund	Hypothetical absolute value return of the lowest performing Fund	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$150.00	50.00%	N/A	$1,781.00	78.100%
$140.00	40.00%	N/A	$1,624.80	62.480%
$130.00	30.00%	N/A	$1,468.60	46.860%
$120.00	20.00%	N/A	$1,312.40	31.240%
$110.00	10.00%	N/A	$1,156.20	15.620%
$105.00	5.00%	N/A	$1,078.10	7.810%
$102.50	2.50%	N/A	$1,039.05	3.905%
$100.00	0.00%	N/A	$1,000.00	0.000%
$97.50	-2.50%	2.50%	$1,025.00	2.500%
$95.00	-5.00%	5.00%	$1,050.00	5.000%
$90.00	-10.00%	10.00%	$1,100.00	10.000%
$85.00	-15.00%	15.00%	$1,150.00	15.000%
$84.00	-16.00%	N/A	$990.00	-1.000%
$80.00	-20.00%	N/A	$950.00	-5.000%
$70.00	-30.00%	N/A	$850.00	-15.000%
$60.00	-40.00%	N/A	$750.00	-25.000%
$50.00	-50.00%	N/A	$650.00	-35.000%
$25.00	-75.00%	N/A	$400.00	-60.000%
$0.00	-100.00%	N/A	$150.00	-85.000%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the principal amount of $1,000.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Hypothetical Examples

Example 1. The hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, and the maturity payment amount is greater than the principal amount:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Health Care Select Sector SPDR® Fund	Consumer Staples Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$110.00	$145.00	$125.00	$120.00
Hypothetical threshold price:	$85.00	$85.00	$85.00	$85.00
Hypothetical fund return (ending price – starting price)/starting price:	10.00%	45.00%	25.00%	20.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the Technology Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is greater than its hypothetical starting price, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × fund return of the lowest performing Fund × upside participation rate)

$1,000 + ($1,000 × 10.00% × 156.20%)

= $1,156.20

On the stated maturity date, you would receive $1,156.20 per security.

Example 2. The hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price but greater than its hypothetical threshold price, and the maturity payment amount is greater than the principal amount and reflects the absolute value return of the lowest performing Fund:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Health Care Select Sector SPDR® Fund	Consumer Staples Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$115.00	$92.50	$95.00	$90.00
Hypothetical threshold price:	$85.00	$85.00	$85.00	$85.00
Hypothetical fund return (ending price – starting price)/starting price:	15.00%	-7.50%	-5.00%	-10.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the Consumer Staples Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than the buffer amount, the maturity payment amount per security would be equal to:

$1,000 + ($1,000 × absolute value return of the lowest performing Fund)

$1,000 + ($1,000 × 10.00%)

= $1,100.00

On the stated maturity date, you would receive $1,100.00 per security.

Example 3. The hypothetical ending price of the lowest performing Fund is less than its hypothetical threshold price, and the maturity payment amount is less than the principal amount:

	Technology Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Health Care Select Sector SPDR® Fund	Consumer Staples Select Sector SPDR® Fund
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$110.00	$50.00	$115.00
Hypothetical threshold price:	$85.00	$85.00	$85.00	$85.00
Hypothetical fund return (ending price – starting price)/starting price:	20.00%	10.00%	-50.00%	15.00%

Step 1: Determine which Fund is the lowest performing Fund.

In this example, the Health Care Select Sector SPDR® Fund has the lowest fund return and is, therefore, the lowest performing Fund.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund.

Because the hypothetical ending price of the lowest performing Fund is less than its hypothetical threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to:

$1,000 + [$1,000 × (fund return of the lowest performing Fund + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 15%)]

= $650.00

On the stated maturity date, you would receive $650.00 per security.

If the ending price of the lowest performing Fund is less than its threshold price, you will have 1-to-1 downside exposure to the decrease in the price of that Fund in excess of the buffer amount, and you will lose some, and possibly up to 85%, of the principal amount of your securities at maturity.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

The Technology Select Sector SPDR® Fund

The Technology Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Technology Select Sector Index, which we refer to as the fund underlying index with respect to the Technology Select Sector SPDR® Fund.  The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector of the S&P 500® Index, which currently includes companies in the following industries: technology hardware, storage & peripherals; software; communications equipment; semiconductors & semiconductor equipment; IT services; and electronic equipment, instruments & components. For additional information about the Technology Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Technology Select Sector SPDR® Fund based on the daily historical closing prices of the Technology Select Sector SPDR® Fund from January 2, 2020 through November 6, 2025. The closing price of the Technology Select Sector SPDR® Fund on November 6, 2025 was $289.16. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Technology Select Sector SPDR® Fund, such as stock splits.

The historical closing prices of the Technology Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the Technology Select Sector SPDR® Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Technology Select Sector SPDR® Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Energy Select Sector Index, which we refer to as the fund underlying index with respect to the Energy Select Sector SPDR® Fund. The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector of the S&P 500® Index, which currently includes companies in the following industries: oil, gas & consumable fuels; and energy equipment & services. For additional information about the Energy Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Energy Select Sector SPDR® Fund based on the daily historical closing prices of the Energy Select Sector SPDR® Fund from January 2, 2020 through November 6, 2025. The closing price of the Energy Select Sector SPDR® Fund on November 6, 2025 was $88.27. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Energy Select Sector SPDR® Fund, such as stock splits.

The historical closing prices of the Energy Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the Energy Select Sector SPDR® Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Energy Select Sector SPDR® Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

The Health Care Select Sector SPDR® Fund

The Health Care Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Health Care Select Sector Index, which we refer to as the fund underlying index with respect to the Health Care Select Sector SPDR® Fund. The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector of the S&P 500® Index, which currently includes companies in the following industries: pharmaceuticals; health care equipment & supplies; health care providers & services; biotechnology; life sciences tools & services; and health care technology. For additional information about the Health Care Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Health Care Select Sector SPDR® Fund based on the daily historical closing prices of the Health Care Select Sector SPDR® Fund from January 2, 2020 through November 6, 2025. The closing price of the Health Care Select Sector SPDR® Fund on November 6, 2025 was $145.94. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Health Care Select Sector SPDR® Fund, such as stock splits.

The historical closing prices of the Health Care Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the Health Care Select Sector SPDR® Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Health Care Select Sector SPDR® Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

The Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Staples Select Sector Index, which we refer to as the fund underlying index with respect to the Consumer Staples Select Sector SPDR® Fund. The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector of the S&P 500® Index, which currently includes companies in the following industries: consumer staples distribution & retail; household products; food products; beverages; tobacco; and personal care products. For additional information about the Consumer Staples Select Sector SPDR® Fund, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

The following graph sets forth the historical performance of the Consumer Staples Select Sector SPDR® Fund based on the daily historical closing prices of the Consumer Staples Select Sector SPDR® Fund from January 2, 2020 through November 6, 2025. The closing price of the Consumer Staples Select Sector SPDR® Fund on November 6, 2025 was $75.60. We obtained the closing prices above and below from Bloomberg, without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Consumer Staples Select Sector SPDR® Fund, such as stock splits.

The historical closing prices of the Consumer Staples Select Sector SPDR® Fund should not be taken as an indication of future performance, and no assurance can be given as to the fund closing price of the Consumer Staples Select Sector SPDR® Fund on the pricing date or the calculation day. There can be no assurance that the performance of the Consumer Staples Select Sector SPDR® Fund will not result in a loss of the principal amount of the securities.

Market Linked Securities—Leveraged Upside Participation with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Technology Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund, the Health Care Select Sector SPDR® Fund and the Consumer Staples Select Sector SPDR® Fund due December 3, 2026

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the securities as “open transactions” that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the accompanying product supplement. Assuming this treatment is respected, subject to the possible application of the “constructive ownership” rules, the gain or loss on your securities should be treated as long-term capital gain or loss if you hold your securities for more than a year, whether or not you are an initial purchaser of securities at the issue price. The securities could be treated as “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the securities that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over your holding period for the securities. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the securities. Accordingly, U.S. Holders should consult their tax advisers regarding the potential application of the constructive ownership rules.

However, the IRS or a court may not respect the treatment of the securities described above, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the securities. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.